Exhibit 5


                         April 28, 1994





Bearings, Inc.
3600 Euclid Avenue
Cleveland, Ohio  44115

          Re:  Registration Statement on Form S-8

Gentlemen:

          Reference is made to your Registration Statement on Form S-8 filed with the Securities and Exchange Commission with respect to 200,000 shares of common stock, without par value ("Common Stock"), of Bearings, Inc. to be offered pursuant to Bearings, Inc. Deferred Compensation Plan (the "Plan"). We are familiar with the Plan, and we have examined such documents and certificates and considered such matters of law as we deemed necessary for the purpose of this opinion.

          Based upon the foregoing, we are of the opinion that the Common Stock to be offered pursuant to the Plan, when issued in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                     Respectfully submitted,


                                     Squire, Sanders & Dempsey